CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Allianz Variable Insurance Products Fund of Funds Trust of our reports dated February 22, 2024, relating to the financial statements and financial highlights, which appear in each of the fund’s (as listed in Appendix I) Annual Report on Form N-CSR for the year ended December 31, 2023. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm”, “Financial Statements” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

New York, New York

April 29, 2024

Appendix I

AZL Balanced Index Strategy Fund
AZL MVP Balanced Index Strategy Fund
AZL MVP Growth Index Strategy Fund
AZL MVP Moderate Index Strategy Fund
AZL MVP Global Balanced Index Strategy Fund
AZL DFA Multi-Strategy Fund
AZL MVP DFA Multi-Strategy Fund
AZL MVP Fidelity Institutional Asset Management Multi-Strategy Fund
AZL MVP T. Rowe Price Capital Appreciation Plus Fund